Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 4, of our report dated August 26, 2020, relating to the balance sheet of Altitude Acquisition Corp. as of August 21, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from August 12, 2020 (inception) through August 21, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 29, 2020